UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  Effective May 8, 2008, David F. Chazen resigned from the Board of Directors (the “Board”) of ProLink Holdings Corp. (the “Company”) in order to pursue other opportunities.

(d) Effective May 8, 2008, the Board appointed Ron Bension as a director of the Company. There are no arrangements or understandings between Mr. Bension and any other person pursuant to which he was appointed as a director of the Company. Mr. Bension is not currently expected to be named to any committees of the Company’s Board. There are no transactions to which the Company is a party and in which Mr. Bension has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K. Mr. Bension has not previously held any positions in the Company, and does not have family relations with any directors or executive officers of the Company.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits:

99.1	Press Release, dated May 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: May 13, 2008

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated May 13, 2008